                                                                 EXHIBIT 10.10



                              EMPLOYMENT AGREEMENT



                          DATED AS OF OCTOBER __, 1996


                                     BETWEEN


                         STYLING TECHNOLOGY CORPORATION


                                       AND


                                 DONALD N. BLACK

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made this ____ day of October, 1996, by and between STYLING TECHNOLOGY CORPORATION, a Delaware corporation (hereinafter called "Employer") and DONALD N. BLACK (hereinafter called ("Employee").


                              W I T N E S S E T H:

         A. Employee currently serves as President of Gena Laboratories, Inc. ("Gena").

         B. Employer has entered into a stock purchase agreement providing for Employer to acquire Gena (the "Acquisition").

         C. Employer is in the process of preparing for an initial public offering of its Common Stock (the "Offering").

         D. It is contemplated that the consummation of the Offering Acquisition and the closing of the Offering will occur simultaneously.

         E. Employer desires to employ Employee and Employee desires to accept such employment, all on the terms and conditions set forth in this Agreement effective on the consummation of the Acquisition and the closing of the Offering (the "Effective Date").


         NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

         1. EMPLOYMENT. On the Effective Date, Employer shall employ Employee, and Employee shall accept such employment, as Vice President of Employer's Gena Division and in such other capacities and for such other duties and services as shall from time to time be mutually agreed upon by Employer and Employee.

         2. FULL TIME OCCUPATION. Commencing on the Effective Date, Employee shall devote Employee's entire business time, attention and efforts to the performance of Employee's duties under this Agreement during the first six months of employment, and shall serve Employer faithfully and diligently. It is recognized that the Employee does maintain certain other business interests, but the performance of these other interests shall not affect his ability to perform the duties under this Agreement. During the second six month period of employment, the Employee's hours, responsibilities, duties, and services shall be reduced. It is anticipated that in no event will the Employee devote more or less than twenty (20) hours per average week to the business of the Employee during this period. During this period, the Employee may also pursue other business pursuits not inconsistent with this Agreement.

         3. COMPENSATION AND OTHER BENEFITS.

                  (a) SALARY. Beginning on the Effective Date, Employer shall pay to Employee, as full compensation for the services rendered by Employee, during Employee's employment under this Agreement, a salary of $115,494.00. This salary is to be paid as follows: $76,998.00 at the rate of $12,833 per month for the first six months and a salary of $38,496.00 to be paid at the rate of $6,416 per month for the second six months.

                  (b) INSURANCE AND OTHER BENEFITS. During the term of Employee's Employment under this Agreement,

                           (i) Employee shall be entitled to participate in or
receive benefits under all employee and executive benefit plans or arrangements and perquisites of employment, including without limitation, plans or arrangements providing for health and disability insurance coverage, life insurance for the benefit of Employee's beneficiaries, deferred compensation and pension benefits, incentive stock option plans, all at the highest level that is available through Employer to other division vice presidents of Employer subject to the same terms and conditions as apply to such other division vice presidents.

                           (ii) Employee shall be entitled to receive not less
than three weeks paid vacation per year.

         4. TERM OF EMPLOYMENT.

                  (a) EMPLOYMENT TERM. The term of Employee's employment hereunder shall commence on the completion of Employer's acquisition of Gena Laboratories, Inc. and shall continue for one year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then current term.

                  (b) TERMINATION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding anything to the contrary herein contained:

                           (i) Employee's employment shall be automatically
terminated, without notice, effective upon the date of Employee's death;

                           (ii) If Employee shall fail, for a period of more
than 30 consecutive days, or for 30 days within any 60 day period, to perform any of Employee's duties under this Agreement as the result of illness or other incapacity, Employer may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice;

                           (iii) If Employee shall breach or violate any of the
provisions of this Agreement, or fail to perform in a manner reasonably satisfactory to Employer any of the duties required of Employee and such breach, violation or failure shall continue for a period of 10 days after Employer shall have given Employee written notice specifying the nature thereof in reasonable detail, Employer may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice.

                           (iv) Employer may terminate Employee's employment at
any time without cause by giving 30 days prior written notice thereof.

                  (c) PAYMENTS UPON TERMINATION. In the event Employer terminates Employee's employment pursuant to subparagraph 4(b)(iv), Employer shall be obligated to pay Employee as liquidated damages Employee's salary pursuant to subparagraph 3(a), excluding any additional stock options, for (i) 30 days after such termination, if such termination occurred on or before the six month anniversary of the IPO or (ii) 60 days after such termination, if such termination occurred after the six month anniversary of the IPO. Employer shall pay such liquidated damages in installments in accordance with subparagraph 3(a) hereof. Employee shall receive no further compensation after the termination of Employee's employment as a result of any other circumstances.

         5. COMPETITION AND CONFIDENTIAL INFORMATION.

                  (a) INTERESTS TO BE PROTECTED. The parties acknowledge that during the term of Employee's employment with Employer, Employee will perform essential services for Employer. Employee will be exposed to, have access to, and be required to work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by, and are valuable to, Employer and that if Employer must hire new personnel or retrain existing personnel to fill vacancies, it will incur substantial expense in recruiting and training such personnel. The parties expressly recognize that should Employee compete with Employer in any manner whatsoever, it could seriously impair the good will and diminish the value of Employer's business. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Employer, its stockholders and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are freely, voluntarily and knowingly entered into. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                  (b) NON-COMPETITION. During the term of Employee's employment with Employer and for the period consistent with the term of the Stock Purchase Agreement, dated as of May 8, 1996, among Leopold Styling Products, Inc., Don Black, Howard Black, Barbara Black, Robert Black, Don Cottam, Jim Cottam, and the Cottam Family Partnership, L.P., a Texas Limited Partnership, after the termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory or solicit, canvas or accept, or authorize any other person, firm or entity to solicit, canvas or accept, from any customers of Employer, any business within the Restricted Territory for Employee or for any other person, firm or entity. As used herein, customers of Employer shall mean any persons, firms or entities that purchased goods or services from Employer during the period of Employee' s employment with Employer; competitive business shall mean any business which sells or provides or attempts to sell or provide products or services the same as or substantially similar to the products or services sold or provided by Employer; and the Restricted Territory shall mean any area in which Employer conducts business.

                  (c) NON-SOLICITATION OF EMPLOYEES. During the term of Employee's employment and for a period of 12 months after the termination of Employee's employment with Employee, regardless of the reason therefor, Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, seek to hire, and/or hire any of Employer's personnel or employees for the purpose of having such employee engage in services that are the same, similar or related to the services that such employee provided for Employer.

                  (d) CONFIDENTIAL INFORMATION. Employee shall maintain in strict secrecy all confidential or trade secret information relating to the business of Employer (the "Confidential Information") obtained by Employee in the course of Employee's employment, and Employee shall not, unless first authorized in writing by Employer, disclose to, or use for Employee's benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of Employee's employment, any Confidential Information, except as required in the performance of Employee's duties on behalf of Employer. For purposes hereof, Confidential Information shall include without limitation any trade secrets, knowledge or information with respect to processes, inventions, formulae, machinery, manufacturing techniques or know-how; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the purchasing, sales or distribution policies or practices of Employer.

                  (e) RETURN OF BOOKS AND PAPERS. Upon the termination of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all catalogues, manuals, memoranda, drawings, and specifications; all cost, pricing and other financial data; all customer information; all other written or printed materials which are the property of Employer (and any copies of them); and all other materials which may contain Confidential Information relating to the business of Employer, which Employee may then have in Employee's possession whether prepared by Employee or not.

                  (f) DISCLOSURE OF INFORMATION. Employee shall disclose promptly to Employer, or its nominee, any and all ideas, designs, processes and improvements of any kind relating to the business of Employer, whether patentable or not, conceived or made by Employee, either alone or jointly with others, during working hours or otherwise, during the entire period of Employee's employment with Employer, or within six months thereafter.

                  (g) ASSIGNMENT. Employee hereby assigns to Employer or its nominee, the entire right, title and interest in and to all discoveries and improvements, whether patentable or not, which Employee may conceive or make during Employee's employment with Employer, or within six months thereafter, and which relate to the business of Employer.

                  (h) EQUITABLE RELIEF. In the event a violation of any of the restrictions contained in this paragraph is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of subparagraph (a), (d) or (e) of this paragraph, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                  (i) RESTRICTIONS SEPARABLE. Each and every restriction set forth in this paragraph is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

         6. MISCELLANEOUS.

                  (a) NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                           (i)      If to Employer:

                                    One East Camelback Road
                                    Suite 1100
                                    Phoenix, Arizona  85012
                                    Attention: Sam Leopold

                                    with a copy to:

                                    O'Connor, Cavanagh, Anderson,
                                        Killingsworth & Beshears, P.A.
                                    One East Camelback Road
                                    Suite 1100
                                    Phoenix, Arizona 85012
                                    Attention:  Robert S. Kant, Esq.

                           (ii)     If to Employee:

                                    _______________________________

                                    _______________________________

                                    _______________________________

                                    Attention: ____________________


                                    with a copy to:

                                    _______________________________

                                    _______________________________

                                    _______________________________

                                    Attention: ____________________


Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (b) INDULGENCES. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                  (c) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding any Texas or other conflict-of-interest provisions to the contrary.

                  (d) BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

                  (e) EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                  (f) PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  (h) PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  (i) GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                  (j) NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    EMPLOYER:

                                    STYLING TECHNOLOGY CORPORATION


                                    By: _________________________________
                                    Name: _______________________________
                                    Its: ________________________________


                                    EMPLOYEE:


                                    _____________________________________
                                    Donald N. Black

                                                                  Robert S. Kant
                                                                    602-263-2606

                                                             File No.: 31114-100


                                October 29, 1996


Styling Technology Corporation
One East Camelback Road
Suite 1100
Phoenix, Arizona  85012

                  RE:  REGISTRATION STATEMENT ON FORM S-1
                       STYLING TECHNOLOGY CORPORATION

Ladies and Gentlemen:

                  As legal counsel to Styling Technology Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1, Registration No. 333-12469 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the shares of common stock of the Company covered by the Registration Statement (the "Shares"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Certificate of Incorporation of the Company, as amended to date;

                  B. The Bylaws of the Company;

                  C. The Registration Statement; and

                  D. The Resolutions of the Board of Directors of the Company relating to the organization of the Company and the approval of the filing of the Registration Statement and the transactions in connection therewith.

Styling Technology Corporation
October 29, 1996
Page 2


                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that, when (a) the Registration Statement as then amended shall have been declared effective by the Commission, (b) the Underwriting Agreement shall have been duly executed and delivered, and (c) the Shares have been duly issued, executed, authenticated, delivered, paid for and sold by the Company as described in the Registration Statement and in accordance with the provisions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                               Very truly yours,

                                               O'Connor, Cavanagh, Anderson,
                                               Killingsworth & Beshears, P.A.